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                                                                   EXHIBIT 11.1

                                  M/A/R/C INC.

         EXHIBIT 11.1--STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS (IN THOUSANDS, EXCEPT NUMBER OF SHARES AND PER SHARE AMOUNTS)


                                                            Year Ended December 31
                                                -----------------------------------------------
                                                    1996              1995              1994
                                                -----------       -----------       -----------
PRIMARY
Average shares outstanding                        4,387,809         3,865,506         3,929,415

Assumed exercise of outstanding
  options and warrants                              717,663           978,666         1,411,091

Assumed purchase of treasury shares
  from proceeds of option/warrant exercise         (443,012)         (608,305)         (761,454)
                                                -----------       -----------       -----------

                                                  4,662,460         4,235,867         4,579,052

Net income                                      $     4,690       $     3,275       $     2,677

Add assumed interest income from
  investment of option/warrant proceeds                  --                --               115
                                                -----------       -----------       -----------
                                                $     4,690       $     3,275       $     2,792
Primary net income per share                    $      1.01       $      0.77       $      0.61
                                                ===========       ===========       ===========


FULLY DILUTED
Average shares outstanding                        4,387,809         3,865,506         3,929,415

Assumed exercise of outstanding
  options and warrants                              717,663           978,666         1,411,091

Assumed purchase of treasury shares
  from proceeds of option/warrant exercise         (407,128)         (574,415)         (761,454)
                                                -----------       -----------       -----------

                                                  4,698,344         4,269,757         4,579,052

Net income                                      $     4,690       $     3,275       $     2,677

Add assumed interest income from
  investment of option/warrant proceeds                  --                --                41
                                                -----------       -----------       -----------
                                                $     4,690       $     3,275       $     2,718
Primary net income per share                    $      1.00       $      0.77       $      0.59
                                                ===========       ===========       ===========






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